Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form F-1, filed pursuant to Rule 462(b) under the Securities Act of 1933, of our report dated August 1, 2014 (January 16, 2015, as to the effects of the bonus share issuance and the consequential impact on the warrants as described in Note 1), relating to the consolidated financial statements of Ascendis Pharma A/S (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the restatement of the previously issued consolidated financial statements for the year ended December 31, 2013 and substantial doubts over going concern, as described in Note 1), appearing in the Registration Statement on Form F-1 (No. 333-201050).

We also consent to the reference to us under the heading “Experts” in such Registration Statement on Form F-1 (File No. 333-201050).

Deloitte Statsautoriseret Revisionspartnerselskab

Copenhagen, Denmark

January 27, 2015

/s/ Jens Sejer Pedersen	/s/ Flemming Larsen
State Authorised	State Authorised
Public Accountant	Public Accountant